UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 14, 2008 (May 8, 2008)

HOLLY CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	001-03876	75-1056913
(State or other	(Commission File Number)	(I.R.S. Employer
jurisdiction of incorporation)		Identification Number)

100 Crescent Court,		75201-6915
Suite 1600		(Zip code)
Dallas, Texas
(Address of principal
executive offices)
Registrant’s telephone number, including area code: (214) 871-3555
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
          At the Annual Meeting of Stockholders of Holly Corporation (the “Company”) held on May 8, 2008, the Company’s stockholders elected Buford P. Berry, Matthew P. Clifton, Marcus R. Hickerson, Thomas K. Matthews, II, Robert G. McKenzie, Jack P. Reid, and Paul T. Stoffel as directors of the Company for the ensuing year. W. John Glancy and William J. Gray were not nominated for reelection to the Company’s Board of Directors and, therefore, no longer serve as directors following the election on May 8, 2008.
     Also on May 8, 2008, the Company’s Board of Directors elected Denise C. McWatters to the offices of Vice President, General Counsel and Secretary of the Company in place of W. John Glancy, who previously held the offices of Senior Vice President, General Counsel and Secretary. The Board of Directors of the Company also determined that the Company’s executive officers are currently Matthew P. Clifton, Chairman and Chief Executive Officer; David L. Lamp, President; and Bruce R. Shaw, Senior Vice President and Chief Financial Officer. As a result of these actions, Mr. Glancy ceased to be an executive officer of the Company effective May 8, 2008. It is expected that Mr. Glancy will continue to provide certain services for the Company and its subsidiaries as an employee or consultant.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HOLLY CORPORATION
By:	/s/ Bruce R. Shaw
Bruce R. Shaw
Senior Vice President and Chief Financial Officer

Date: May 14, 2008